Filed Pursuant to Rule 424(b)(5)

Registration No. 333-277758

PROSPECTUS SUPPLEMENT

(To prospectus dated May 14, 2024)

Up to 39,473,688 Common Shares

Common Warrants to Purchase up to 39,473,688 Common Shares

Placement Agent Warrants to Purchase up to 1,973,684 Common Shares

Up to 41,447,372 Common Shares underlying such Common Warrants and Placement Agent Warrants

We are offering up to 39,473,688 of our common shares and accompanying warrants (the “Common Warrants”) to purchase up to 39,473,688 of our common shares at a combined purchase price of $0.76 per common share and accompanying Common Warrant (and the common shares issuable from time to time upon exercise of the Common Warrants) to certain investors in a registered direct offering pursuant to this prospectus supplement, the accompanying prospectus, and securities purchase agreements with such investors. Unless and until we obtain shareholder approval to satisfy applicable NYSE American listing requirements, we will not issue or sell 7,894,737 of the common shares and accompanying Common Warrants to purchase up to 7,894,737 common shares in this offering (the “affiliated purchaser securities”).

The common shares and the accompanying Common Warrants in this offering can only be purchased together, but will be immediately separable upon issuance and issued separately. Each Common Warrant will be exercisable for one common share at an exercise price of $0.91 per share. The Common Warrants will be exercisable commencing six months following their date of issuance and will expire on the earlier of (a) the three-year anniversary of the initial exercise date, and (b) the 90th day following the date of the public disclosure of the intent of F. Hoffmann-La Roche Ltd and/or Genentech, Inc. to advance OpRegen® (also known as RG6501) into a multi-center phase 2 or 3 clinical trial which includes a control or comparator arm, or if the date of such public disclosure occurs prior to the initial exercise date of the Common Warrants, the 90th day following the initial exercise date, with either such 90-day period subject to extension if certain equity conditions are not satisfied; provided, however, that the Common Warrants which are affiliated purchaser securities will not become exercisable until the later of (i) the shareholder approval date (as defined herein), and (ii) the six-month anniversary of the closing date of the issuance and sale of securities in this offering to the unaffiliated purchasers.

An existing significant shareholder, Broadwood Partners, L.P., which is affiliated with Neal Bradsher, a member of our board of directors, agreed to purchase the affiliated purchaser securities, subject to us first obtaining shareholder approval of the issuance of such securities to satisfy applicable NYSE American listing requirements.

This prospectus also relates to the issuance of the placement agent warrants (as defined herein) and the common shares that are issuable from time to time upon exercise of the placement agent warrants. The common shares (including the common shares issuable from time to time upon exercise of the Common Warrants and the placement agent warrants), the Common Warrants, and the placement agent warrants offered pursuant to this prospectus supplement and the accompanying prospectus are collectively referred to herein as our “securities.”

Our common shares are listed on the NYSE American and on the Tel Aviv Stock Exchange under the symbol “LCTX.” On November 19, 2024, the last reported sale price of our common shares on the NYSE American was $0.9032 per share. There is no established public trading market for the Common Warrants or the placement agent warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Common Warrants or the placement agent warrants on any securities exchange or recognized trading system.

We have engaged H.C. Wainwright & Co., LLC (the “placement agent”), as our exclusive placement agent in connection with this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. We have agreed to pay the placement agent the fees set forth in the table below. See “Plan of Distribution” beginning on page S-10 of this prospectus supplement for more information regarding these arrangements.

We are a “smaller reporting company” as defined under applicable Securities and Exchange Commission rules, and as such, we have elected to comply with certain reduced public company reporting requirements. See ‘‘Prospectus Supplement Summary— Implications of Being a Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the caption “Risk Factors” on page S-5 of this prospectus supplement and under similar captions in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Common Share and accompanying Common Warrant	Total
Offering price	$0.76	$30,000,002.88
Placement agent fees(1)	$0.0532	$2,100,000.20
Proceeds to us before expenses(2)	$0.7068	$27,900,002.68

(1)

In addition, we have agreed to pay the placement agent a management fee equal to 1% of the aggregate gross proceeds we receive in this offering and to pay certain of the placement agent’s expenses. We also agreed to issue the placement agent or its designees warrants as compensation in connection with this offering to purchase a number of our common shares equal to 5.0% of the number of common shares sold in this offering, or up to 1,973,684 common shares. We refer to such warrants in this prospectus supplement as the “placement agent warrants.” See “Plan of Distribution” beginning on page S-10 of this prospectus supplement for more information regarding the compensation payable to the placement agent.

(2)

The amount of offering proceeds to us presented in this table assumes the issuance of the affiliated purchaser securities but does not give effect to the exercise, if any, of the Common Warrants or the placement agent warrants.

Delivery of the common shares and Common Warrants in this offering other than the affiliated purchaser securities is expected to be made on or about November 21, 2024, subject to the satisfaction of certain closing conditions. Pursuant to our securities purchase agreement with Broadwood, we agreed to hold a meeting of shareholders on or prior to the date that is 90 days following the date of such agreement to seek the requisite shareholder approval to issue the affiliated purchaser securities (“shareholder approval” and such date as such shareholder approval is received, the “shareholder approval date”). If the requisite shareholder approval is obtained at such meeting, we expect to deliver the affiliated purchaser securities as soon as practicable on or after the shareholder approval date.

H.C. Wainwright & Co.

The date of this prospectus supplement is November 19, 2024.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the offering of our securities. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled, “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S‑3 (File No. 333-277758) that we initially filed with the Securities and Exchange Commission (the “SEC”) on March 7, 2024, and that became effective on May 14, 2024. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference into the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to the combined document consisting of this prospectus supplement and the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference into the accompanying prospectus that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the placement agent has not, authorized any other person to provide you with different information, and neither we nor the placement agent takes responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We are not, and the placement agent is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks or trade names appearing in or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners. Solely for convenience, the trademarks, service marks and trade names appearing in or incorporated by reference into this prospectus supplement or the accompanying prospectus may be referred to without the symbols “®” and “™”, but such references should not be construed as any indication that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. Use or display by us of other parties’ trademarks, service marks or trade names is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark, service mark or trade name owners.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained in this prospectus supplement, the accompanying prospectus, and in the documents we incorporate by reference herein and therein concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market size, is based on information from various sources, including peer reviewed journals, formal presentations at medical and scientific society meetings and third-parties commissioned by us or our licensors or licensees to provide market research and analysis, and is subject to a number of assumptions and limitations. Although we are responsible for all of the disclosure contained in this prospectus supplement, the accompanying prospectus, and in the documents we incorporate by reference, and we believe the information from industry publications and other third-party sources included herein and therein is reliable, such information is inherently imprecise. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors.

Unless the context otherwise requires, “Lineage,” “the Company,” “we,” “us,” “our” and similar terms refer to Lineage Cell Therapeutics, Inc. and its consolidated subsidiaries. When we refer to “you” we mean the purchasers of the securities we offer under this prospectus supplement and accompanying prospectus.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement and in the documents we incorporate by reference. This summary is not complete and does not contain all the information you should consider in making your investment decision. Before making an investment decision, for a more complete understanding of our company and this offering, you should carefully read and consider the more detailed information in this prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering. You should also carefully read and consider the information incorporated by reference herein, including our financial statements and related notes and the exhibits to the registration statement of which this prospectus supplement is a part.

About Lineage

We are a clinical-stage biotechnology company developing novel allogeneic, or “off-the-shelf”, cell therapies to address unmet medical needs. Our programs are based on our proprietary, cell-based technology platform, and associated development, formulation, delivery and manufacturing capabilities. From this platform, we design, develop, manufacture, and test specialized human cells with anatomical and physiological functions similar or identical to cells found naturally in the human body. The cells we manufacture are created by applying directed differentiation protocols to established, well-characterized, and self-renewing pluripotent cell lines. These protocols generate cells with characteristics associated with specific and desired developmental lineages. Cells derived from such lineages which are relevant to the underlying condition are transplanted into patients in an effort to (a) replace or support cells that are absent or dysfunctional due to degenerative disease, aging, or traumatic injury, and (b) restore or augment the patient’s functional activity.

Our business strategy is to efficiently leverage our technology platform and our development and manufacturing capabilities to advance our programs internally or in conjunction with strategic partners to further enhance their value and probability of success.

A significant area of focus is a collaboration we entered into with F. Hoffmann-La Roche Ltd and Genentech, Inc., a member of the Roche Group (collectively or individually, “Roche” or “Genentech”), under which our lead cell therapy program known as OpRegen®, is being developed for the treatment of ocular disorders, including geographic atrophy (“GA”) secondary to age-related macular degeneration (“AMD”). OpRegen (also known as RG6501) is a suspension of human allogeneic retinal pigmented epithelial (“RPE”) cells and is currently being evaluated in a Phase 2a multicenter clinical trial in patients with GA secondary to AMD. OpRegen subretinal delivery has the potential to counteract RPE cell loss in areas of GA lesions by supporting retinal cell health and improving retinal structure and function. Under the terms of the Collaboration and License Agreement we entered into with Roche in December 2021 (the “Roche Agreement”), we received a $50.0 million upfront payment in January 2022 and are eligible to receive up to an additional $620.0 million in developmental, regulatory, and commercialization milestone payments. We also are eligible to receive tiered, double-digit-percentage royalties on net sales of OpRegen in the U.S. and other major markets. On May 7, 2024, we entered into a service agreement with Genentech pursuant to which we will provide supplemental clinical, technical, training, manufacturing, and procurement services to support the ongoing advancement and optimization of the OpRegen program. In September 2024, Roche and Genentech announced receipt of Regenerative Medicine Advanced Therapy (“RMAT”) designation from the U.S. Food and Drug Administration (“FDA”) for OpRegen for the treatment of GA secondary to dry AMD.

Our most advanced unpartnered product candidate is OPC1, an allogeneic oligodendrocyte progenitor cell therapy designed to improve recovery following a spinal cord injury (“SCI”). OPC1 has been tested in two clinical trials to date; a five patient Phase 1 clinical trial in acute thoracic SCI, where all subjects are followed for at least 10 years, and a 25 patient Phase 1/2a multicenter clinical trial in subacute cervical SCI, where all subjects were evaluated for at least two years. Results from both studies have been published in the Journal of Neurosurgery Spine. OPC1 clinical development has been supported in part by a $14.3 million grant from the California Institute for Regenerative Medicine (“CIRM”). We plan to apply for additional funding from CIRM for continued clinical development of OPC1 for the treatment of SCI. In December 2023, we filed an Investigational New Drug (“IND”) amendment for OPC1 as it relates to our proposed DOSED (Delivery of Oligodendrocyte Progenitor Cells for Spinal Cord Injury: Evaluation of a Novel Device) clinical study, to evaluate the safety and utility of a novel spinal cord delivery device to administer OPC1 to the spinal parenchyma in subacute and chronic SCI patients. In March 2024, we received written correspondence from the FDA, advising us that due to significant workload and conflicting PDUFA priorities at the agency, its review of our IND amendment and the DOSED study protocol is still ongoing. Since that time we have been engaging with the FDA to aid in their review, including through an informal teleconference meeting with the CBER and CDRH divisions of the FDA held on November 12, 2024. Based on that discussion we plan to submit an additional amendment to the IND and final protocol with clarifying information to the FDA by the end of the year. We currently anticipate that the FDA will complete its review of this amendment in the first quarter of 2025 and we do not expect any further feedback or additional information requests that would delay start of the study. We currently plan to commence enrolling the DOSED study as soon as feasible after submitting these updates.

S-1

Our neuroscience focused pipeline of allogeneic, or “off-the-shelf”, cell therapy programs currently includes:
●

RG6501 (OpRegen), an allogeneic RPE cell replacement therapy currently in a Phase 2a multicenter, open-label, single arm clinical trial, being conducted by Roche, for the treatment of GA secondary to AMD, also known as atrophic or dry AMD.

●

OPC1, an allogeneic oligodendrocyte progenitor cell therapy which we plan to evaluate in the DOSED clinical study, to test the safety and utility of a novel spinal cord delivery device in both subacute and chronic spinal cord injuries and continues to be evaluated in long-term follow-up from a Phase 1/2a multicenter clinical trial for subacute cervical spinal cord injuries.

●	ANP1, an allogeneic auditory neuron progenitor cell transplant currently in preclinical development for the treatment of debilitating hearing loss.

●	PNC1, an allogeneic photoreceptor cell transplant currently being developed for the treatment of vision loss due to photoreceptor dysfunction or damage.

●

RND1, a novel, hypoimmune iPSCs line being developed in collaboration with Factor Bioscience Limited, as assignee from Eterna Therapeutics, Inc., which will be evaluated for differentiation into cell transplant product candidates for central nervous system diseases and other neurology indications.

Other Programs

We have additional undisclosed product candidates being considered for development, and we may consider others which cover a range of therapeutic areas and unmet medical needs. Generally, these product candidates are based on the same platform technology and employ a similar, guided cell differentiation and transplant approach as most of the product candidates described above, but in some cases may also include genetic modifications designed to enhance efficacy and/or safety profiles.

In addition to seeking to create value for shareholders by developing product candidates and advancing those candidates through clinical development, we also may seek to create value from our non-core intellectual property or related technologies and capabilities, through licensing collaborations and/or strategic transactions, such as our business development approach to our VAC dendritic cell therapy platform.

Implications of Being a Smaller Reporting Company

We qualify as a “smaller reporting company” under the rules promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we have chosen, and may continue to choose, to take advantage of certain scaled disclosure requirements available specifically to smaller reporting companies. We will remain a smaller reporting company until the last day of the fiscal year in which the aggregate market value of our common shares held by non-affiliated persons and entities, or our public float, is greater than $250 million as of the last business day of our most recently completed second fiscal quarter, or the last day of the fiscal year in which we have at least $100 million in revenue and at least $700 million in public float as of the last business day of our most recently completed second fiscal quarter.

Corporate Information

We were incorporated in the State of California on November 30, 1990. Our principal executive offices are located at 2173 Salk Avenue, Suite 200, Carlsbad, California 92008, and our telephone number at that address is (442) 287-8990. We maintain a website at www.lineagecell.com, to which we regularly post copies of our press releases as well as additional information about us. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement or the accompanying prospectus. We have included our website address in this prospectus supplement solely as an inactive textual reference.

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THE OFFERING
Common shares offered by us	Up to 39,473,688 shares, which includes 7,894,737 shares that will not be issued or sold unless we first obtain shareholder approval to satisfy applicable NYSE American listing requirements.
Common Warrants offered by us

We are offering Common Warrants to purchase up to 39,473,688 of our common shares, which includes Common Warrants to purchase up to 7,894,737 common shares that will not be issued or sold unless we first obtain shareholder approval to satisfy applicable NYSE American listing requirements. Each common share is being sold together with a Common Warrant to purchase one common share an exercise price of $0.91 per share. The combined purchase price per common share and accompanying Common Warrant to purchase one common share is $0.76.

The Common Warrants will be exercisable commencing six months following their date of issuance and will expire on the earlier of (a) the three-year anniversary of the initial exercise date, and (b) the 90th day following the date of the public disclosure of the intent of Roche and/or Genentech to advance OpRegen into a multi-center phase 2 or 3 clinical trial which includes a control or comparator arm, or if the date of such public disclosure occurs prior to the initial exercise date of the Common Warrants, the 90th day following the initial exercise date, with either such 90-day period subject to extension if certain equity conditions are not satisfied; provided, however, that the Common Warrants which are affiliated purchaser securities will not become exercisable until the later of (i) the shareholder approval date, and (ii) the six-month anniversary of the closing date of the issuance and sale of securities in this offering to the unaffiliated purchasers.

The common shares and accompanying Common Warrants can only be purchased together in this offering, but will be immediately separable upon issuance and issued separately. For additional information regarding the Common Warrants, see “Description of Securities We Are Offering— Common Warrants” on page S-12 of this prospectus supplement. This prospectus supplement also relates to the offering of the common shares issuable upon exercise of the Common Warrants.

Placement agent warrants offered by us

We will also issue placement agent warrants to purchase up to 1,973,684 of our common shares, which includes placement agent warrants to purchase up to 394,736 common shares that will not be issued unless and until we issue the affiliated purchaser securities, to the placement agent (or its designees) as part of the compensation payable to the placement agent in connection with this offering. The terms of the placement agent warrants will be substantially similar to those of the Common Warrants to be issued to the unaffiliated purchasers in this offering, except the placement agent warrants will have an exercise price of $0.95 per share. For additional information regarding the placement agent warrants, see “Plan of Distribution” on page S-10 and “Description of Securities We Are Offering— Placement Agent Warrants” on page S-13 of this prospectus supplement. This prospectus supplement also relates to the offering of the common shares issuable upon exercise of the placement agent warrants.

Common shares to be outstanding immediately after this offering(1)

220,416,326 shares, assuming no issuance of the common shares that are affiliated purchaser securities and no exercise of the Common Warrants or the placement agent warrants. If the common shares that are affiliated purchaser securities are issued, there would be an additional 7,894,737 common shares outstanding, for a total of 228,311,063 common shares outstanding (assuming no exercise of the Common Warrants and no exercise of the placement agent warrants).

S-3

Use of Proceeds

We expect to receive net proceeds of approximately $27.4 million from this offering, assuming the issuance of the affiliated purchaser securities, after deducting the placement agent fees and other estimated offering expenses payable by us, and excluding any proceeds that we may receive upon the cash exercise of the Common Warrants and placement agent warrants.

We intend to use the net proceeds for working capital and general corporate purposes, including research and development expenses and capital expenditures. See “Use of Proceeds” on page S-8 of this prospectus supplement.

Risk Factors

Investing in our securities involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, and under similar headings in documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

NYSE American symbol

Our common shares are listed under the symbol “LCTX.” There is no established public trading market for the Common Warrants or placement agent warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Common Warrants or placement agent warrants on any securities exchange or recognized trading system.

(1) The number of our common shares to be outstanding immediately after this offering is based on 188,837,375 common shares outstanding as of September 30, 2024, and excludes, as of that date, the following:

•
26,875,318 common shares issuable upon the exercise of outstanding stock options with a weighted average exercise price of $1.50 per share awarded under our 2021 Equity Incentive Plan, as amended (our “2021 Equity Incentive Plan”), our 2012 Equity Incentive Plan, as amended (together with our 2021 Equity Incentive Plan, our “equity incentive plans”), or outside of our equity incentive plans pursuant to approval by the independent members of our board of directors in reliance the exception for inducement grants to new employees under the NYSE American LLC Company Guide;
•
501,032 common shares issuable upon vesting and settlement of outstanding restricted stock units under our equity incentive plans; and
•
21,727,737 common shares available for future grant under our 2021 Equity Incentive Plan.

In addition, the number of our common shares to be outstanding immediately after this offering does not include up to $39.97 million of common shares that remained available for sale as of September 30, 2024 under our sales agreement with B. Riley Securities, Inc. as sales agent, dated as of March 22, 2024 (the “ATM sales agreement”). We have not sold any shares under the ATM sales agreement since September 30, 2024. We have agreed not to sell any shares pursuant to the ATM sales agreement for 90 days following the closing date of the offering of the securities to the unaffiliated purchasers in this offering.

Except as otherwise indicated, all information in this prospectus supplement reflects and assumes the following:

•
no exercise of the Common Warrants;
•
no exercise of the placement agent warrants;
•
no issuance, exercise or settlement of stock-based awards under our equity incentive plans; and
•
no sales of our common shares under the ATM sales agreement.

Issuance of Affiliated Purchaser Securities Subject to Shareholder Approval

Broadwood Partners, L.P. (“Broadwood”), an existing significant shareholder which is affiliated with Neal Bradsher, a member of our board of directors, agreed to purchase 7,894,737 of the common shares and accompanying Common Warrants to purchase up to 7,894,737 common shares in this offering, subject to us first obtaining shareholder approval of the issuance of such securities to satisfy applicable NYSE American listing requirements.

Pursuant to our securities purchase agreement with Broadwood, we agreed to hold a meeting of shareholders on or prior to the date that is 90 days following the date of the securities purchase agreement between us and Broadwood to seek shareholder approval, for purposes of complying with NYSE American LLC Company Guide Section 711 and, to the extent applicable, any other NYSE American listing standard or requirement, of the issuance and sale by us to Broadwood of the affiliated purchaser securities, as well as the issuance from time to time of common shares issuable upon exercise of the Common Warrants that are affiliated purchaser securities in accordance with the terms of such warrants and pursuant to this prospectus supplement and the accompanying prospectus. If the requisite shareholder approval is obtained at such meeting, we expect to deliver the affiliated purchaser securities to Broadwood as soon as practicable on or after the shareholder approval date. Pursuant to our securities purchase agreement with Broadwood, if we do not obtain such shareholder approval at that meeting (or at any subsequent meeting), we will call a meeting of our shareholders at least every 90 days after each such meeting to seek such shareholder approval until such shareholder approval is obtained. To the extent not prohibited by the rules and regulations of the NYSE American (or any successor), Broadwood has agreed to vote, or cause to be voted, all of our common shares directly or indirectly beneficially owned by Broadwood prior to the date of the securities purchase agreement between us and Broadwood in favor of such shareholder proposal.

S-4

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding to purchase our securities, you should carefully read and consider the risks and uncertainties described below and under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q, each as filed with the SEC, as well as the other information and documents contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Each of these risk factors could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business and prospects.

We will not receive any proceeds from the sale of the affiliated purchaser securities in this offering unless and until we obtain shareholder approval to issue such securities in accordance with applicable NYSE American listing requirements.

Unless and until we obtain the approval of our shareholders to satisfy applicable NYSE American listing requirements, we cannot issue and sell 7,894,737 of the common shares and accompanying Common Warrants to purchase up to 7,894,737 common shares in this offering, the gross proceeds of which to us would be approximately $6.0 million. There can be no assurance that our shareholders will vote to approve our issuance of the affiliated purchaser securities. If we do not obtain such shareholder approval, we will not be able to sell the affiliated purchaser securities and, as a result, we may not receive all of the expected proceeds from sales of our securities in this offering.

Our management might apply the net proceeds from this offering in ways with which you and other shareholders do not agree and in ways that may impair the value of your investment.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our management might spend these proceeds in ways with which you and other shareholders do not agree, or in ways that do not improve our financial condition, operating results, or market value, which could compromise our ability to pursue our business strategy and adversely affect the market price of our common shares. See the section entitled “Use of Proceeds” in this prospectus supplement for a more complete description of the use of proceeds from this offering.

Purchasers in this offering will experience immediate and substantial dilution in the tangible book value of their investment.

The combined purchase price per common share and Common Warrant being offered is higher than the net tangible book value per share of our outstanding common shares prior to this offering. Accordingly, if you purchase securities in this offering, you will incur immediate dilution of approximately $0.61 in net tangible book value per share from the price you paid, representing the difference between the combined purchase price per common share and Common Warrant in this offering and our as adjusted net tangible book value per common share as of September 30, 2024 after giving effect to this offering. The exercise of the Common Warrants, the placement agent warrants and outstanding stock options, and the vesting and settlement of outstanding restricted stock units may result in further dilution to your investment. See the section entitled “Dilution” in this prospectus supplement for a more complete description of how the value of your investment in securities in this offering will be diluted upon completion of this offering.

You may experience further dilution as a result of future equity offerings.

To raise additional capital, we may in the future issue additional common shares or other securities convertible into or exchangeable or exercisable for common shares, including under the ATM sales agreement, at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional common shares, or securities convertible or exchangeable or exercisable into common shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Future sales of substantial amounts of our common shares could adversely affect the market price of our common shares.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. If additional capital is raised through the sale of equity or equity-linked securities, or perceptions that those sales could occur, the issuance of these securities could result in further dilution to investors purchasing our securities in this offering or result in downward pressure on the market price of our common shares, and our ability to raise capital in the future.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common shares. The common shares issued in this offering and the common shares issued from time to time upon exercise of the Common Warrants and placement agent warrants will be freely tradable without restriction or further registration under the Securities Act. Sales of a substantial number of our common shares in the public market following this offering could cause the market price of our common shares to decline. If there are more common shares offered for sale than buyers are willing to purchase, then the market price of our common shares may decline to a market price at which buyers are willing to purchase the offered shares and sellers remain willing to sell the shares.

Furthermore, Broadwood, an existing significant shareholder which is affiliated with Neal Bradsher, a member of our board of directors, agreed to purchase 7,894,737 common shares and Common Warrants to purchase up to 7,894,737 common shares in this offering, subject to us first obtaining shareholder approval of the issuance of such securities to satisfy applicable NYSE American listing requirements. Such purchase will be at the same combined purchase price per share and accompanying Common Warrant as offered to the unaffiliated purchasers in this offering. Future sales of our common shares by this significant shareholder could adversely affect the market price of our common shares.

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There is no public market for the warrants being offered in this offering and without an active market for these securities their liquidity will be limited.

There is no established public trading market for the Common Warrants or placement agent warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list these warrants on any securities exchange or recognized trading system. Without an active market, the liquidity of these warrants will be limited.

Holders of warrants purchased in this offering will have no rights as shareholders until such holders exercise their warrants and acquire our common shares.

Until holders of the Common Warrants and placement agent warrants we are offering acquire our common shares upon exercise of such warrants, the holders will have no rights with respect to our common shares underlying such warrants, such as voting rights or the rights to receive dividends. Upon exercise of their Common Warrants or placement agent warrants, the holders will be entitled to exercise the rights of common share ownership only as to matters for which the record date occurs after such exercise.

The Common Warrants and placement agent warrants may not have any value.

The Common Warrants and placement agent warrants do not confer any rights of common share ownership on their holders, but rather represent the right to acquire common shares at a fixed price for a limited period of time. Moreover, following this offering, the market value of the Common Warrants and placement agent warrants, if any, will be uncertain and there can be no assurance that the market value of the Common Warrants or placement agent warrants will equal or exceed their imputed offering price. Further, there can be no assurance that the market price per share of our common shares will ever equal or exceed the exercise price of the Common Warrants or placement agent warrants during the period when the Common Warrants and placement agent warrants are exercisable, and consequently, the Common Warrants and placement agent warrants may expire valueless.

Purchasers who are significant holders or beneficial holders of our common shares may not be permitted to exercise the Common Warrants that they hold.

The Common Warrants that we are offering to the unaffiliated purchasers in this offering and the placement agent warrants will have a beneficial ownership limitation provision providing that the holder may not exercise any portion of its warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the issuance of the warrant) of the number of our common shares outstanding immediately after giving effect to such exercise; provided, however, that upon 61 days’ prior notice to us, a holder may increase or decrease the beneficial ownership limitation percentage, provided that the beneficial ownership limitation percentage may not exceed 9.99%. As a result, you may not be able to exercise your warrants at a time when it would be financially beneficial for you to do so. In such circumstance, you could seek to sell your warrants to realize value, but you may be unable to do so in the absence of an established trading market for the warrants.

Provisions of the Common Warrants and placement agent warrants could discourage an acquisition of us by a third party.

Certain provisions of the Common Warrants and placement agent warrants could make it more difficult or expensive for a third party to acquire us. The Common Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the successor entity assumes all of our obligations under the Common Warrants and placement agent warrants. Further, the Common Warrants and placement agent warrants provide that, in the event of such a fundamental transaction, with some exceptions, holders of such warrants will have the right, at their option, exercisable at any time concurrently with, or generally within 30 days after, the consummation of the fundamental transaction, to require us or any successor entity to purchase the unexercised portion of their warrants at the value of such warrants based on the Black-Scholes Option Pricing Model calculated pursuant to a formula set forth in the warrants, payable either in cash or, if the fundamental transaction is not in our control, in the same type or form of consideration (and in the same proportion) that is being offered and paid to holders of our common shares in connection with the fundamental transaction. These and other provisions of the Common Warrants and placement agent warrants could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to the holders of our common shares.

Insiders continue to have substantial control over our company, which could limit your ability to influence the outcome of key transactions, including a change of control.

Our directors, executive officers and their affiliates, in the aggregate, owned approximately 22.5% of our outstanding common shares as of September 30, 2024. In addition, Broadwood, an existing significant shareholder which is affiliated with Neal Bradsher, a member of our board of directors, agreed to purchase 7,894,737 of the common shares and accompanying Common Warrants to purchase up to 7,894,737 common shares in this offering, subject to us first obtaining shareholder approval of the issuance of such securities to satisfy applicable NYSE American listing requirements. As a result, our directors, executive officers and their affiliates could heavily influence or control matters requiring approval by our shareholders, including the election of directors and the approval of mergers, acquisitions or other extraordinary transactions. They may also have interests that differ from yours and may vote in a way with which you disagree, and which may be adverse to your interests. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control of our company, could deter certain public investors from purchasing our common shares and might ultimately affect the market price of our common shares.

Because we do not currently intend to declare cash dividends on our common shares in the foreseeable future, you must rely on appreciation of the value of our common shares for any return on your investment.

We do not pay cash dividends on our common shares. For the foreseeable future, we anticipate that any earnings generated in our business will be used to finance the growth of our business and will not be paid out as dividends to holders of our common shares. This means that any return to our shareholders will be limited to the appreciation of their shares and, therefore, our common shares may not be a suitable investment for anyone who needs to earn dividend income from their investments.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, and the documents incorporated by reference into this prospectus supplement, contain forward-looking statements. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and our most recent subsequent Quarterly Report on Form 10-Q, as well as any amendments thereto, filed with the SEC.

In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “positioned,” “potential,” “seek,” “should,” “target,” “will,” “would” or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these statements.

Any statements in this prospectus supplement, or incorporated herein by reference, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include statements regarding:

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the potential to receive developmental, regulatory, and commercialization milestone and royalty payments under our Collaboration and License Agreement with Roche and Genentech;

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our plans to research, develop and commercialize our product candidates;

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the initiation, progress, success, cost and timing of our clinical trials and other product development activities;

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the therapeutic potential of our product candidates, and the indications for which we intend to develop our product candidates;

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our ability to successfully manufacture our product candidates for clinical development and, if approved, for commercialization, and the timing and costs of such manufacture;

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the potential of our cell therapy platform;

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our ability to obtain additional capital to fund our operations;

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our expectations and plans regarding existing and potential future collaborations with third parties such as pharmaceutical and biotechnology companies, government agencies, academic laboratories, and research institutes for the discovery, development, and/or commercialization of novel cell therapy products;

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the size and growth of the potential markets for our product candidates and our ability to serve those markets;

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the potential scope and value of our intellectual property rights;

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the effects on our operations of the Israel-Hamas war and broader regional conflict, other geopolitical conflicts, political and economic instability, public health emergencies and macroeconomic conditions; and

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our expectations regarding the amount and use of the net proceeds from this offering.

You should refer to the “Risk Factors” section in this prospectus supplement and in any free writing prospectus we have authorized for use in connection with this offering, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus supplement, or incorporated by reference herein, will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus supplement, even if new information becomes available in the future.

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USE OF PROCEEDS

We expect to receive net proceeds of approximately $27.4 million from this offering, assuming the issuance of the affiliated purchaser securities, after deducting the placement agent fees and other estimated offering expenses payable by us, and excluding any proceeds we may receive upon the cash exercise of the Common Warrants and placement agent warrants.

We will retain broad discretion over the use of the net proceeds from this offering. We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, including research and development expenses and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in businesses, technologies, and products or product candidates, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement. Pending the use of net proceeds from this offering, we plan to invest the net proceeds in short-term interest-bearing investment-grade securities, certificates of deposit or government securities.

We expect to require significant additional funding in the future, together with the net proceeds from this offering, to continue to advance the development of, and seek regulatory approval for, our product candidates. Our determination as to when we will seek additional capital in the future following this offering and the amount of additional capital that we will need will be based on our evaluation of the progress we make in our research and development programs, changes to the scope and focus of those programs, changes in grant funding for certain of those programs, and projection of future costs, revenues, and rates of expenditure. While we may seek to obtain additional capital through one or more equity offerings, debt financings, government or other grant funding, or other third-party funding transactions, including potential strategic alliances and licensing or collaboration agreements, or structured financings such as royalty monetization transactions, we cannot provide any assurance that adequate additional capital will be available on favorable terms, if at all. The unavailability or inadequacy of additional capital in the future when and as needed could force us to modify, curtail, delay, or suspend some or all aspects of our current planned operations, including by delaying, postponing, or canceling clinical trials or limiting the number of clinical trial sites of one or more of our product candidates.

DIVIDEND POLICY

We have not paid cash dividends on our common shares and we do not anticipate paying cash dividends on our common shares in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws and contractual limitations, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

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DILUTION

If you purchase securities in this offering, your ownership interest will be diluted immediately to the extent of the difference between the purchase price you pay per common share and accompanying Common Warrant and the as adjusted net tangible book value per common share after this offering.

The net tangible book value of our common shares on September 30, 2024 was approximately $7.6 million, or approximately $0.05 per share. Net tangible book value per share is determined by dividing our net tangible book value, which consists of tangible assets less total liabilities, by the number of common shares outstanding on that date. Dilution per share to purchasers of securities in this offering represents the amount by which the purchase price per common share and accompanying Common Warrant in this offering exceeds the as adjusted net tangible book value per common share after this offering.

After giving effect to our receipt of the estimated proceeds from the sale of 39,473,688 common shares and accompanying Common Warrants at a combined purchase price of $0.76 per share, and after deducting estimated placement agent fees and estimated offering expenses payable by us, and assuming no exercise of the Common Warrants or placement agent warrants, our as adjusted net tangible book value as of September 30, 2024 would have been approximately $27.4 million, or $0.15 per common share. This represents an immediate increase in the net tangible book value of $0.10 per common share to existing shareholders and an immediate dilution of $0.61 per share to purchasers of our securities in this offering. The following table illustrates this dilution on a per share basis:

Offering price per share and accompanying Common Warrant		$0.76
Net tangible book value per share as of September 30, 2024	$0.05
Increase in net tangible book value per share attributable to purchasers of our securities in this offering	$0.10
As adjusted net tangible book value per share as of September 30, 2024, after giving effect to this offering		$0.15
Dilution in net tangible book value per share to purchasers of our securities in this offering		$0.61

The above discussion and table are based on approximately 188,837,375 common shares outstanding as of September 30, 2024, and excludes, as of September 30, 2024, the following:

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 26,875,318 common shares issuable upon the exercise of outstanding stock options with a weighted average exercise price of $1.50 per share awarded under our equity incentive plans or outside of our equity incentive plans pursuant to approval by the independent members of our board of directors in reliance the exception for inducement grants to new employees under the NYSE American LLC Company Guide;

●	501,032 common shares issuable upon vesting and settlement of outstanding restricted stock units under our equity incentive plans; and

●	21,727,737 common shares available for future grant under our 2021 Equity Incentive Plan.

To the extent that any outstanding stock options are exercised, new stock-based awards are issued under our 2021 Equity Incentive Plan, or we issue additional common shares or securities convertible or exercisable into common shares in the future, including under the ATM sales agreement or in connection with other capital raising transactions, there will be further dilution to investors in this offering.

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PLAN OF DISTRIBUTION

We engaged H.C. Wainwright & Co., LLC (the “placement agent”), to serve as our exclusive placement agent, on a reasonable best-efforts basis, in connection with this offering pursuant to this prospectus supplement and accompanying prospectus. The terms of this offering are subject to market conditions and negotiations between us, the placement agent, and prospective investors. Our engagement with the placement agent does not give rise to any commitment by the placement agent to purchase any of the securities offered hereby, and the placement agent will have no authority to bind us by virtue of its engagement. The placement agent is not purchasing any of the securities offered by us in this offering and is not required to sell any specific number or dollar amount of securities, but will assist us in this offering on a reasonable best-efforts basis. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with this offering. We have entered into securities purchase agreements directly with the investors in connection with this offering, and we will only sell to investors who have entered into a securities purchase agreement. We may not sell the entire amount of securities offered pursuant to this prospectus supplement and accompanying prospectus.

Delivery of the common shares and Common Warrants in this offering other than the affiliated purchaser securities is expected to be made on or about November 21, 2024, subject to the satisfaction of certain closing conditions. Pursuant to our securities purchase agreement with Broadwood, we agreed to hold a meeting of shareholders on or prior to the date that is 90 days following the date of such agreement to seek the requisite shareholder approval to issue the affiliated purchaser securities. If the requisite shareholder approval is obtained at such meeting, we expect to deliver the affiliated purchaser securities as soon as practicable on or after the shareholder approval date.

Fees and Expenses

The following table shows, on a per share and total basis, the offering price, placement agent fees and proceeds to us before expenses, assuming the issuance of the affiliated purchaser securities and no exercise of the Common Warrants or placement agent warrants.

	Per Common Share and accompanying Common Warrant	Total
Offering price	$0.76	$30,000,002.88
Placement agent fees	$0.0532	$2,100,000.20
Proceeds to us before expenses	$0.7068	$27,900,002.68

As reflected in the table above, we have agreed to pay the placement agent in connection with this offering a cash fee equal to 7.0% of the aggregate gross proceeds of this offering from the sale of our common shares and Common Warrants. In addition, we have agreed to pay the placement agent (i) a management fee equal to 1.0% of the aggregate gross proceeds of this offering, or an aggregate of $300,000 assuming the issuance of the affiliated purchaser securities, (ii) a non-accountable expense allowance of $35,000, (iii) up to $50,000 for fees and expenses of the placement agent’s counsel and other out of pocket expenses, and (iv) $15,950 for clearing expenses.

We estimate that the total expenses payable by us in connection with this offering, excluding the placement agent fees and expenses referred to above, will be approximately $130,000.

In addition, we have agreed to issue the placement agent or its designees the placement agent warrants to purchase a number of our common shares equal to 5.0% of the number of common shares sold in this offering. The terms of the placement agent warrants will be the same as those of the Common Warrants that are not affiliated purchaser securities, except that the placement agent warrants will have an exercise price equal to $0.95. Delivery of placement agent warrants to purchase up to 1,578,948 common shares is expected to be made on or about November 21, 2024, subject to the closing of the issuance and sale of securities in this offering to the unaffiliated purchasers. We expect to deliver placement agent warrants to purchase up to 394,736 common shares on the same date as the date of our delivery of the affiliated purchaser securities.

Tail Financing

To the extent we receive any capital or funds in any capital-raising transaction consummated during the 12-month period following the termination or expiration of our engagement of the placement agent from any entity or person whom the placement agent had brought-over-the wall during the term of our engagement of the placement agent, other than Broadwood, we also agreed to pay the placement agent the 7.0% cash fee described above and to issue the placement agent warrants to purchase a number of our common shares equal to 5.0% of the number of common shares sold in such transaction.

Lock-up Agreements

We have agreed to be subject to a lock-up for a period of 90 days following the closing date of the issuance of the securities in this offering that are not affiliated purchaser securities. This means that, during the lock-up period, subject to certain exceptions, we may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any of our common stock or any securities convertible or exercisable or exchangeable for, our common shares.

We have also agreed, subject to certain exceptions, until the one year anniversary of the date of issuance of the securities in this offering that are not affiliated purchaser securities, not to (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional common shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for our common shares at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for our common shares, or (ii) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market” facility, except that following the expiration of the lock-up period described above, the limitations in this clause (ii) will not apply to an “at-the-market” facility with the placement agent or with respect to our ATM sales agreement.

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Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agent acting as principal. Under these rules and regulations, the placement agent:

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may not engage in any stabilization activity in connection with our securities; and
•
may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including certain liabilities arising under the Securities Act and to contribute to payments that the placement agent may be required to make for these liabilities.

NYSE American Listing

Our common stock is listed on NYSE American LLC under the symbol “LCTX.”

Other Relationships

From time to time, the placement agent may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they may receive customary fees and commissions. However, we have no present arrangements with the placement agent for any future services. During the past five years, the placement agent had not provided any services to us or our affiliates.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering up to 39,473,688 common shares and Common Warrants to purchase up to 39,473,688 common shares. We are also registering the common shares issuable from time to time upon exercise of the Common Warrants. The common shares and the accompanying Common Warrants can only be purchased together in this offering, but will be immediately separable upon issuance and issued separately. Unless and until we obtain shareholder approval to satisfy applicable NYSE American listing requirements, we will not issue or sell the affiliated purchaser securities. The placement agent warrants and the common shares issuable from time to time upon exercise of the placement agent warrants are also being offered hereby.

Common Shares

See “Description of Capital Stock” on page 6 of the accompanying prospectus for a description of the material terms of our common shares.

Common Warrants

The following summary of the material terms and provisions of the Common Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the form of Common Warrant, which has been filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. See the section titled “Where You Can Find More Information” in this prospectus supplement. Prospective investors should carefully review the terms and provisions of the form of Common Warrant for a complete description of the terms and conditions of the Common Warrants. Common Warrants will be issued in certificated form only.

Duration and Exercise Price. Each Common Warrant offered hereby will have an initial exercise price of $0.91 per common share. The Common Warrants will be exercisable commencing six months following their date of issuance and will expire on the earlier of (a) the three-year anniversary of the initial exercise date, and (b) the 90th day following the date of the public disclosure of the intent of Roche and/or Genentech to advance OpRegen into a multi-center phase 2 or 3 clinical trial which includes a control or comparator arm (subject to the satisfaction of certain “equity conditions,” as described in the Common Warrant), or if the date of such public disclosure occurs prior to the initial exercise date of the Common Warrants, the 90th day following the initial exercise date (subject to the satisfaction of the same equity conditions); provided, however, that the Common Warrants which are affiliated purchaser securities will not become exercisable until the later of (i) the shareholder approval date and (ii) the six-month anniversary of the closing date of the issuance and sale of securities in this offering to the unaffiliated purchasers. The exercise price and number of common shares issuable upon exercise of the Common Warrants are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our common shares and the exercise price. The Common Warrants will be issued in certificated form only.

Exercisability. The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed notice of exercise accompanied by payment in full for the number of common shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Common Warrants to the extent that the holder would beneficially own more than 4.99% (or 9.99% at the election of the holder prior to the issuance of the Common Warrants) of the number of our common shares outstanding immediately after giving effect to such exercise; provided, however, that upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease the beneficial ownership limitation percentage, provided that the beneficial ownership limitation percentage may not exceed 9.99%. Notwithstanding the foregoing, the Common Warrants that may be issued to Broadwood in this offering will not include any beneficial ownership limitation provision.

Cashless Exercise. If at the time of exercise of a Common Warrant there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the common shares issuable upon exercise of the Common Warrants, then the Common Warrants will only be exercisable on a “cashless exercise” basis under which the holder will receive upon such exercise a net number of common shares determined according to a formula set forth in the Common Warrants.

No Fractional Shares. No fractional common shares or scrip representing fractional common shares will be issued in connection with the exercise of a Common Warrant. In lieu of fractional shares, we will, at our election, either round up to the next whole share or pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability. Subject to applicable laws, a Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant to us, together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Exchange Listing. There is no established public trading market for the Common Warrants, and we do not expect a market to develop. In addition, we do not intend to list the Common Warrants on any securities exchange or recognized trading system. Without an active trading market, the liquidity of the Common Warrants will be limited.

Rights as a Shareholder. Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of our common shares, the holders of the Common Warrants do not have the rights or privileges of holders of our common shares, including any voting rights, until such Common Warrant holders exercise their Common Warrants.

Fundamental Transactions. In the event of a fundamental transaction, as described in both forms of Common Warrant and generally including our merger or consolidation with or into another person, a sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets, a tender offer or exchange offer pursuant to which holders of our common shares are permitted to sell, tender or exchange their shares for other securities, cash or property that has been accepted by the holders of greater than 50% of the outstanding common shares or greater than 50% of the voting power of our common equity, a reclassification, reorganization or recapitalization of our common shares pursuant to which our common shares are effectively converted into or exchanged for other securities, cash or property, or a business combination with another person or group whereby such person or group acquires greater than 50% of the outstanding common shares or greater than 50% of the voting power of our common equity, then upon any subsequent exercise of the Common Warrants, the holders of Common Warrants will have the right to receive, for each common share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, at the option of the holder (without regard to any beneficial ownership limitation on the exercise of the Common Warrants described above), the number of our common shares, if we are the surviving corporation, or the common shares of the successor or acquiring entity and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of common shares for which the Common Warrants are exercisable immediately prior to such fundamental transaction (without regard to any beneficial ownership limitation on the exercise of the Common Warrants described above). The holders of Common Warrants will also have the option, exercisable at any time concurrently with, or generally within 30 days after, the consummation of the fundamental transaction, to require us or any successor entity to purchase the unexercised portion of their Common Warrants at the value of such warrants based on the Black-Scholes Option Pricing Model calculated pursuant to a

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formula set forth in both forms of Common Warrant, payable either in cash or, if the fundamental transaction is not in our control, in the same type or form of consideration (and in the same proportion) that is being offered and paid to holders of our common shares in connection with the fundamental transaction, as described in both forms of Common Warrant.

Placement Agent Warrants

The terms of the placement agent warrants will be substantially similar to those of the Common Warrants to be issued to the unaffiliated purchasers in this offering, except the placement agent warrants will have an initial exercise price of $0.95 per share. The foregoing summary of the material terms and provisions of the placement agent warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the form of placement agent warrants, has been filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. See the section titled “Where You Can Find More Information” in this prospectus supplement. Prospective investors should carefully review the terms and provisions of the form of placement agent warrant for a complete description of the terms and conditions of the placement agent warrants. The placement agent warrants will be issued in certificated form only.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material U.S. federal income tax considerations of the purchase, ownership and disposition of our common shares, the Common Warrants, the placement agent warrants, and the common shares issuable upon exercise of the the Common Warrants and the placement agent warrants. In this Material U.S. Federal Income Tax Consequences section, (a) our common shares, the Common Warrants, the placement agent warrants, and the common shares issuable upon exercise of the the Common Warrants and the placement agent warrants are collectively referred to as our “securities,” (b) the Common Warrants and placement agent agent warrants are collectively referred to as the “Warrants,” and (c) the common shares issuable upon exercise of the the Common Warrants and the placement agent warrants are collectively referred to as the “Warrant Shares.” All prospective holders of our securities should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our securities.

This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating to the purchase, ownership and disposition of our securities. This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service, which we refer to as the IRS, and judicial decisions, all as in effect as of the date of this prospectus supplement. These authorities are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this discussion. There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a holder of the purchase, ownership or disposition of our securities.

We assume in this discussion that a holder holds our securities as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances, nor does it address any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes or any other U.S. federal tax laws. This discussion also does not address consequences relevant to holders subject to special tax rules, such as holders that own or have owned, or are deemed to own or have owned, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, governmental organizations, banks, financial institutions, investment funds, insurance companies, brokers, dealers or traders in securities, commodities or currencies, regulated investment companies or real estate investment trusts, persons that have a “functional currency” other than the U.S. dollar, tax-qualified retirement plans, “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds, holders who hold or receive our securities pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our securities as part of a hedge, wash, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our securities under the constructive sale provisions of the Code, holders subject to special tax accounting rules under Section 451(b) of the Code, controlled foreign corporations, passive foreign investment companies and certain former U.S. citizens or long-term residents.

In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships or disregarded entities for U.S. federal income tax purposes) or persons that hold our securities through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds our securities, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of our securities.

Allocation of Purchase Price

Each purchaser of our common shares and accompanying Common Warrants being offered in this offering must allocate its purchase price between each common share and the accompanying Common Warrant based on the respective relative fair market values of each at the time of issuance. This allocation of the purchase price will establish the holder’s initial tax basis for U.S. federal income tax purposes for each common share and the accompanying Common Warrant. A holder’s allocation of the purchase price among the securities being offered in this offering is not binding on the IRS or the courts, and no assurance can be given that the IRS or the courts will agree with a holder’s allocation. Each holder should consult its own tax advisor regarding the allocation of the purchase price among the common shares and the accompanying Common Warrants.

Tax Considerations Applicable to U.S. Holders

Definition of U.S. Holder

In general, a “U.S. holder” means a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

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an individual who is a citizen or resident of the United States;
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a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;
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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
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a trust if (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

Certain Adjustments to the Warrants

The terms of each Warrant provide for an adjustment to the number of Warrant Shares for which the Warrant may be exercised and/or to the exercise price of the Warrant in certain events. Such an adjustment may be treated as a constructive distribution to a U.S. holder of the Warrants depending on the circumstances of such adjustment if, and to the extent that, such adjustment has the effect of increasing such U.S. holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment. In addition, the failure to provide for such an adjustment (or to adequately adjust) may also result in a deemed distribution to U.S. holders of the Warrants or our common shares. Any such constructive distribution may be taxable whether or not there is an actual distribution of cash or other property. However, such adjustments made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders thereof generally should not be considered to result in a constructive distribution.

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Generally, such deemed distributions will be taxable in the same manner as an actual distribution as described in “-Distributions on Our Common Shares,” except that it is unclear whether such deemed distributions would be eligible for the reduced tax rate applicable to certain dividends paid to non-corporate holders or the dividend-received deduction applicable to certain dividends paid to corporate holders. Generally, a U.S. holder’s tax basis in the underlying stock will be increased to the extent any such constructive distribution is treated as a dividend. Proposed U.S. Treasury Regulations address the amount of, timing of, and withholding obligations in respect to, constructive distributions made to holders of convertible securities such as the Warrants. These proposed regulations are effective for constructive distributions made on or after the date of finalization, but may generally be relied upon as to certain matters for constructive distributions that occur prior to such date. U.S. holders should consult their own tax advisors regarding the application of such regulations and other tax considerations relating to the possibility of constructive distributions.

Distributions on Our Common Shares

We do not anticipate declaring or paying any future distributions. However, if we do make distributions on our common shares, such distributions will constitute dividends to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, and will be includible in your income as ordinary income when received. However, with respect to dividends received by individuals, such dividends are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period and other requirements are satisfied. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the U.S. holder’s investment, up to such U.S. holder’s adjusted tax basis in our common shares. Any remaining excess will be treated as capital gain from the sale or exchange of such common shares, subject to the tax treatment described in “-Sale or Other Taxable Disposition of the Common Shares.”

Sale or Other Taxable Disposition of Our Common Shares

Upon the sale, exchange or other taxable disposition of our common shares, a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of any property received upon the sale, exchange or other taxable disposition and such U.S. holder’s adjusted tax basis in the common shares. This capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in such common shares is more than one year at the time of the sale, exchange or other taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations.

Sale or Other Taxable Disposition of Warrants

Upon the sale, exchange or other taxable disposition of a Warrant (other than by exercise), a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. holder’s tax basis in such warrant. This capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in such warrant is more than one year at the time of the sale or other disposition. The deductibility of capital losses is subject to certain limitations.

Exercise of Warrants

A U.S. holder generally will not recognize gain or loss for U.S. federal income tax purposes on the exercise of a warrant and the related receipt of common stock. A U.S. holder’s tax basis in the common stock received upon exercise of the warrant generally will equal the sum of the U.S. holder’s tax basis in the warrant and the exercise price. A U.S. holder’s holding period for the common stock received upon exercise of the warrants will begin on the day or the day after such U.S. holder exercises the warrant.

In certain circumstances, the Warrants may be exercised on a cashless basis. The U.S. federal income tax treatment of an exercise of a warrant on a cashless basis is not clear under current law, and could differ from the consequences described above. It is possible that a cashless exercise is a non-taxable transaction, either because the exercise is not treated as a realization event or because the exercise is treated as a tax-free recapitalization for U.S. federal income tax purposes. Under either characterization, a U.S. holder’s tax basis in the common shares received generally would equal the U.S. holder’s tax basis in the warrants. If the cashless exercise was not a realization event, it is unclear whether a U.S. holder’s holding period for the common shares acquired pursuant to the cashless exercise will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common shares acquired pursuant to it would include the holding period of the warrants.

It is also possible that a cashless exercise is treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder may be deemed to have surrendered warrants with an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. holder’s tax basis in such warrants (such gain or loss would be long-term or short-term, depending on the U.S. holder’s holding period in the warrants deemed surrendered). In this case, a U.S. holder’s tax basis in the common shares received pursuant to the cashless exercise would equal the sum of the U.S. holder’s tax basis in the warrants exercised and the exercise price of such warrants. A U.S. holder’s holding period for the common shares received upon exercise of the warrants will begin on the day or the day after such U.S. holder exercise the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Holders are urged to consult their tax advisors as to the consequences of an exercise of a Warrant on a cashless basis, including with respect to their holding period and tax basis in the common shares received.

Lapse of Warrants

If a U.S. holder allows a Warrant to expire unexercised, such holder will generally recognize a capital loss for U.S. federal income tax purposes in an amount equal to such holder’s tax basis in the warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Warrant is held for more than one year. The deductibility of capital losses is subject to limitations.

Contingent Payments on the Warrants

The Warrants entitle a holder to receive payments upon the occurrence of certain contingencies, including a distribution on our common shares or our failure to deliver common shares upon exercise of a warrant. The tax treatment of such payments, if made, is subject to substantial uncertainty. Holders should consult their own tax advisors as to the appropriate U.S. federal income tax treatment of any such contingent payments that may be made to them in respect of the warrants.

Backup Withholding and Information Reporting

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A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our securities (including constructive dividends) or receives proceeds from the sale or other taxable disposition of our securities. Certain U.S. holders are exempt from backup withholding, including C corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

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fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;
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furnishes an incorrect taxpayer identification number;
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is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or
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fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

Definition of non-U.S. Holder

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our securities that is neither a U.S. holder nor a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Certain Adjustments to the Warrants

If an adjustment to the number of Warrant Shares that will be issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants results in a constructive distribution, as described in “-Tax Considerations Applicable to U.S. Holders-Certain Adjustments to the Warrants,” the rules described in “-Distributions on Our Common Shares” would apply. U.S. federal income tax required to be withheld on any portion of such constructive distribution that is treated as a dividend (as described in “-Distributions on Our Common Shares”) may be withheld from Warrant Shares, sales proceeds subsequently paid or credited, or other amounts payable or distributable to a non-U.S. holder.

Distributions on Our Common Shares

We do not anticipate declaring or paying any future distributions. However, if we make distributions on our common shares such distributions will constitute dividends to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such non-U.S. holder’s adjusted tax basis in our common shares, as applicable. Any remaining excess will be treated as capital gain from the sale or exchange of such common shares, subject to the tax treatment described in “-Gain on Sale or Other Taxable Disposition of Our Securities” below.

Dividends paid to a non-U.S. holder will generally be subject to withholding of U.S. federal income tax at a 30% rate of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence for purposes of such treaty.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence for purposes of such treaty.

To claim a reduction or exemption from withholding, a non-U.S. holder generally will be required to provide (a) a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) and satisfy applicable certification and other requirements to claim the benefit of an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence, or (b) a properly executed IRS Form W-8ECI stating that dividends are not subject to withholding because they are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Distributions will also be subject to the discussion in “-Backup Withholding and Information Reporting” and “-Foreign Accounts” below.

Sale or Other Taxable Disposition of Our Securities

Subject to the discussion in “-Backup Withholding and Information Reporting” and “-Foreign Accounts,” in general, a non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such non-U.S. holder’s sale, exchange or other taxable disposition of our securities unless:

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the gain is effectively connected with a U.S. trade or business of the non-U.S. holder and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained in the United States by such non-U.S. holder, in which case the non-U.S. holder generally will be taxed at the U.S. federal income tax rates applicable to U.S. persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described in “-Distributions on Our Common Shares” also may apply;
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the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% U.S. federal income tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States); or

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we are, or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation” in which case such non-U.S. holder generally will be taxed on its net gain derived from the disposition as effectively connected income taxable at the U.S. federal income tax rates applicable to U.S. persons (as defined in the Code); however, the branch profits tax described above will not apply to a U.S. holder that is a foreign corporation. Generally, a corporation is a U.S. real property holding corporation if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. Even if we are or become a U.S. real property holding corporation, provided that our common shares are regularly traded, as defined by applicable U.S. Treasury Regulations, on an established securities market, the our common shares will be treated as a U.S. real property interest only with respect to a non-U.S. holder that holds more than 5% of our outstanding common shares, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held the common shares, as applicable. There can be no assurance that our common shares will continue to qualify as regularly traded on an established securities market.

Exercise of Warrants

A non-U.S. holder generally will not recognize gain or loss on the exercise of a Warrant and the related receipt of Warrant Shares. See “—Tax Considerations Applicable to U.S. Holders—Exercise of Warrants.” However, if a cashless exercise of Warrants results in a taxable exchange, as described in “—Tax Considerations Applicable to U.S. Holders—Exercise of Warrants,” the rules described in “Sale Other Taxable Disposition of Our Securities” would apply.

Lapse of Warrants

If a non-U.S. holder allows a Warrant to expire unexercised, such non-U.S. holder will recognize a capital loss in an amount equal to such holder’s tax basis in the Warrant. See “—Tax Considerations Applicable to U.S. Holders—Lapse of Warrants.”

Backup Withholding and Information Reporting

We must report annually to the IRS and to each non-U.S. holder the gross amount of the dividends on our securities paid to such non-U.S. holder and the tax withheld, if any, with respect to such dividends. Non-U.S. holders will have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to any dividends on our securities. A non-U.S. holder generally will not be subject to U.S. backup withholding with respect to payments of dividends on our securities if it certifies its non-U.S. status by providing a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) or IRS Form W-8ECI, or otherwise establishes an exemption; provided we do not have actual knowledge or reason to know such non-U.S. holder is a U.S. person, as defined in the Code. Dividends paid to non-U.S. holders subject to the U.S. withholding tax, as described in “-Distributions on Our Common Shares” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our securities by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is established under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Accounts

The Code generally imposes a U.S. federal withholding tax of 30% on dividends and, subject to the discussion below regarding proposed regulations issued by the U.S. Treasury Department, the gross proceeds of a disposition of our securities paid to a “foreign financial institution” (as defined in the Code), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding accounts held by certain “specific United States persons” or “United States owned foreign entities” (each as defined in the Code), or otherwise qualifies for an exemption from these rules. A U.S. federal withholding tax of 30% also applies to dividends and, subject to the discussion below regarding proposed regulations issued by the U.S. Treasury Department, will apply to the gross proceeds of a disposition of our securities paid to a “non-financial foreign entity” (as defined in the Code), unless such entity provides the withholding agent with either a certification that it does not have any “substantial United States owners” (as defined in the Code), provides information regarding each substantial United States owners of the entity, or otherwise qualifies for an exemption from these rules. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph.

The withholding provisions described above currently apply to dividends paid on our securities. The U.S. Treasury Department released proposed regulations which, if finalized in their present form, would eliminate the U.S. federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our securities. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR SECURITIES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by Sheppard, Mullin, Richter & Hampton, LLP, San Diego, California. Haynes and Boone, LLP, New York, New York is acting as counsel to the placement agent in connection with this offering.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2023 and 2022, included in our Annual Report on Form 10-K for the year ended December 31, 2023 have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as set forth in their report, and have been incorporated herein by reference in reliance on the report of WithumSmith+Brown, PC, given on the authority of such firm as experts in auditing and accounting in giving said reports.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, such as our company, that file documents electronically with the SEC. Our SEC filings are available to the public at the SEC’s website address at http://www.sec.gov. The information on the SEC’s website is not part of this prospectus supplement, and any references to the SEC’s website or any other website are inactive textual references only.

We also maintain a website at www.lineagecell.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. This prospectus supplement and the accompanying prospectus omit information contained in the registration statement in accordance with the SEC rules and regulations. You should review the information in and schedules and/or exhibits to the registration statement for further information about us and the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit or schedule to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. The information that we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below:

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our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 7, 2024 (the “Annual Report”), including all material incorporated by reference therein from our definitive Proxy Statement on Schedule 14A for our 2024 annual meeting of shareholders filed with the SEC on April 29, 2024;

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our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 9, 2024, August 8, 2024 and November 14, 2024, respectively;

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our Current Reports on Form 8-K filed with the SEC on February 6, 2024, February 15, 2024, March 22, 2024, May 14, 2024, June 13, 2024, June 14, 2024, and November 20, 2024 (except for any information furnished under Items 2.02 or 7.01 of Form 8-K and all exhibits related to such items); and

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the description of our common shares contained in our Registration Statement on Form 8-A, filed with SEC on October 26, 2009, including any amendment or report filed for the purpose of updating such description, including the description of our common shares in Exhibit 4.02 of the Annual Report.

The SEC file number for each of the documents listed above is 001-12830.

In addition, all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing such reports and other documents (excluding, in each case, any information deemed furnished and not filed, including any exhibit furnished with any Current Report on Form 8-K that is related to Item 2.02 or Item 7.01 thereof).

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request and at no cost to the requester, a copy of any or all reports or documents that are incorporated by reference into this prospectus supplement, but not delivered with the prospectus supplement. Such written or oral requests should be directed to:

Lineage Cell Therapeutics, Inc.

Attn: Corporate Secretary

2173 Salk Avenue, Suite 200, Carlsbad, CA 92008

Telephone: (442) 287-8990

You may also access these documents on our website, www.lineagecell.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

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PROSPECTUS

$200,000,000

Common Shares

Preferred Shares

Debt Securities

Warrants

From time to time, we may offer up to $200,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including pursuant to any applicable antidilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference into any of the foregoing, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our common shares trade on the NYSE American and the Tel Aviv Stock Exchange (“TASE”) under the symbol “LCTX.” On March 5, 2024, the last reported sale price of our common shares on the NYSE American was $1.08 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the NYSE American, TASE, or any securities market or other exchange of the securities, if any, covered by such prospectus supplement.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the prospectus supplement for the applicable offering. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” on page 5 of this prospectus as well as those described in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 14, 2024.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $200,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we offer and sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

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PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, the applicable prospectus supplement and any related free writing prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless the context otherwise requires, references in this prospectus to “Lineage,” “we,” “us,” “our” and similar terms refer to Lineage Cell Therapeutics, Inc. and its consolidated subsidiaries.

Overview

We are a clinical-stage biotechnology company developing novel allogeneic, or “off-the-shelf,” cell therapies to address unmet medical needs. Our programs are based on our proprietary cell-based technology platform and associated development and manufacturing capabilities. From this platform, we design, develop, manufacture, and test specialized human cells with anatomical and physiological functions similar or identical to cells found naturally in the human body. The cells we manufacture are created by applying directed differentiation protocols to established, well-characterized, and self-renewing pluripotent cell lines. These protocols generate cells with characteristics associated with specific and desired developmental lineages. Cells derived from such lineages which are relevant to the underlying condition are transplanted into patients in an effort to (a) replace or support cells that are absent or dysfunctional due to degenerative disease, aging, or traumatic injury, and (b) restore or augment the patient’s functional activity.

Our business strategy is to efficiently leverage our technology platform and our development, formulation, delivery, and manufacturing capabilities to advance our programs internally or in conjunction with strategic partners to further enhance their value and probability of success.

A significant area of focus is a collaboration we entered into with F. Hoffmann-La Roche Ltd and Genentech, Inc., a member of the Roche Group (collectively or individually, “Roche” or “Genentech”), under which our lead cell therapy program known as OpRegen®, is being developed for the treatment of ocular disorders, including geographic atrophy (“GA”) secondary to age-related macular degeneration (“AMD”). OpRegen (also known as RG6501) is a suspension of human allogeneic retinal pigmented epithelial (“RPE”) cells and is currently being evaluated in a Phase 2a multicenter clinical trial in patients with GA secondary to AMD. OpRegen subretinal delivery has the potential to counteract RPE cell loss in areas of GA lesions by supporting retinal cell health and improving retinal structure and function. Under the terms of the Collaboration and License Agreement we entered into with Roche in December 2021, we received a $50.0 million upfront payment in January 2022 and are eligible to receive up to an additional $620.0 million in developmental, regulatory, and commercialization milestone payments. We also are eligible to receive tiered double-digit percentage royalties on net sales of OpRegen in the U.S. and other major markets.

Our most advanced unpartnered product candidate is OPC1, an allogeneic oligodendrocyte progenitor cell therapy designed to improve recovery following a spinal cord injury (“SCI”). OPC1 has been tested in two clinical trials to date; a five patient Phase 1 clinical trial in acute thoracic SCI, where all subjects were followed for at least 10 years, and a 25 patient Phase 1/2a multicenter clinical trial in subacute cervical SCI, where all subjects were evaluated for at least two years. Results from both studies have been published in the Journal of Neurosurgery Spine. OPC1 clinical development has been supported in part by a $14.3 million grant from the California Institute for Regenerative Medicine. In February 2024, we announced the clearance by the FDA of our Investigational New Drug (“IND”) amendment for OPC1. Pursuant to the IND amendment, we have initiated activities to open our first clinical site in the DOSED (Delivery of Oligodendrocyte Progenitor Cells for Spinal Cord Injury: Evaluation of a Novel Device) clinical study, to evaluate the safety and utility of a novel spinal cord delivery device to administer OPC1 to the spinal parenchyma in subacute and chronic SCI patients. We expect the initial clinical site opening to occur in the second quarter of 2024.

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Our neuroscience focused pipeline of allogeneic, or “off-the-shelf”, cell therapy programs currently includes:

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RG6501 (OpRegen), an allogeneic RPE cell replacement therapy currently in a Phase 2a multicenter, open-label, single arm clinical trial, being conducted by Genentech, for the treatment of GA secondary to AMD, also known as atrophic or dry AMD.

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OPC1, an allogeneic oligodendrocyte progenitor cell therapy which will be evaluated in the DOSED clinical study, to test the safety and utility of a novel spinal cord delivery device in both subacute and chronic spinal cord injuries and continues to be evaluated in long-term follow-up from a Phase 1/2a multicenter clinical trial for subacute cervical spinal cord injuries.

●	ANP1, an allogeneic auditory neuron progenitor cell transplant currently in preclinical development for the treatment of debilitating hearing loss.

●	PNC1, an allogeneic photoreceptor cell transplant currently in preclinical development for the treatment of vision loss due to photoreceptor dysfunction or damage.

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RND1, a novel hypoimmune induced pluripotent stem cell line being developed in collaboration with Eterna Therapeutics Inc., which will be evaluated for differentiation into cell transplant product candidates for central nervous system diseases and other neurology indications.

We have additional undisclosed product candidates being considered for development, and we may consider others, which cover a range of therapeutic areas and unmet medical needs. Generally, these product candidates are based on the same platform technology and employ a similar guided cell differentiation and transplant approach as the product candidates detailed above, but in some cases may also include genetic modifications designed to enhance efficacy and/or safety profiles.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To the extent that we continue to qualify as a smaller reporting company, we may take advantage of accommodations afforded to smaller reporting companies including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act of 2002; (ii) scaled executive compensation disclosure requirements; and (iii) providing only two years of audited financial statements, instead of three years. We will qualify as a smaller reporting company: (i) until the fiscal year following the determination that the market value of our voting and non-voting common stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or (ii) if our annual revenues are less than $100 million during the most recently completed fiscal year, until the fiscal year following the determination that the market value of our voting and non-voting common stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.

Corporate Information

We are incorporated in the State of California. Our common shares trade on the NYSE American and the Tel Aviv Stock Exchange under the symbol “LCTX.” Our principal executive offices are at 2173 Salk Avenue, Suite 200, Carlsbad, CA 92008, and our phone number at that address is (442) 287-8990. Our website address is www.lineagecell.com. The information on, or that can be accessed through our website is not part of this prospectus.

All brand names or trademarks appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and TM, but such references should not be construed as any indication that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

The Securities We May Offer

We may offer our common shares and preferred shares, various series of debt securities and warrants to purchase any of such securities, up to a total aggregate offering price of $200,000,000 from time to time in one or more offerings under this prospectus, the prospectus supplement for the applicable offering and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

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●	aggregate principal amount or aggregate offering price;
●	maturity;
●	original issue discount;
●	rates and times of payment of interest or dividends;
●	redemption, conversion, exchange or sinking fund terms;
●	ranking;
●	restrictive covenants;
●	voting or other rights;
●

conversion or exchange prices or rates and any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

●	important U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

●	the names of those underwriters or agents;
●	applicable fees, discounts and commissions to be paid to them;
●	details regarding over-allotment options, if any; and
●	the estimated net proceeds to us.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Common Shares. We may issue our common shares from time to time. Each holder of common shares is entitled to one vote for each share on all matters submitted to a vote of shareholders, and, subject to certain exceptions, does not have cumulative voting rights. Subject to preferences that may apply to any outstanding preferred shares, holders of our common shares are entitled to receive ratably any dividends that our board of directors may declare out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, holders of our common shares are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred shares. Holders of our common shares have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common shares. The rights, preferences and privileges of the holders of our common shares are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred shares that we may designate in the future. In this prospectus, we have summarized certain general features of our common shares under the heading “Description of Capital Stock—Common Shares.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common shares being offered.

Preferred Shares. We may issue preferred shares from time to time, in one or more series. Under our certificate of incorporation, our board of directors has the authority, without further action by our shareholders (unless such shareholder action is required by applicable law or the rules of any stock exchange or market on which our securities are then traded), to issue up to 2,000,000 preferred shares in one or more series and to fix the number, rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common shares. Any convertible preferred shares we may issue will be convertible into our common shares or exchangeable for our other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

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If we sell any series of preferred shares under this prospectus, we will fix the designations, voting powers, preferences and rights of such series of preferred shares, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred shares that we are offering before the issuance of the related series of preferred shares. In this prospectus, we have summarized certain general features of the preferred shares under the heading “Description of Capital Stock—Preferred Shares.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred shares being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred shares.

Debt Securities. From time to time, we may issue debt securities in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common shares or other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

Any debt securities will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under the heading “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indenture(s) and any supplemental indentures that contain the terms of the debt securities. We have filed a form of indenture as an exhibit to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or incorporate by reference from reports that we file with the SEC, supplemental indentures and forms of debt securities containing the terms of the debt securities being offered.

Warrants. We may issue warrants to purchase common shares, preferred shares or debt securities, in one or more series, from time to time. We may issue warrants independently or in combination with common shares, preferred shares or debt securities, and the warrants may be attached to or separate from such common shares, preferred shares or debt securities. In this prospectus, we have summarized certain general features of the warrants under the heading “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates, if any, that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or incorporate by reference from reports that we file with the SEC, the form of warrant or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Warrants may be evidenced by warrant certificates. Warrants may also be issued under a warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent Annual Report on Form 10-K, as updated by our subsequent quarterly reports on Form 10-Q and other reports and documents that are incorporated by reference into this prospectus and the applicable prospectus supplement, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated in this prospectus by reference, contain forward-looking statements. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and our most recent subsequent Quarterly Report on Form 10-Q, as well as any amendments thereto, filed with the SEC.

In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “positioned,” “potential,” “seek,” “should,” “target,” “will,” “would” or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these statements.

Any statements in this prospectus, or incorporated herein by reference, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Exchange Act. These forward-looking statements include statements regarding:

●

the potential to receive developmental, regulatory, and commercialization milestone and royalty payments under our Collaboration and License Agreement with F. Hoffmann-La Roche Ltd and Genentech, Inc.;

●	our plans to research, develop and commercialize our product candidates;

●	the initiation, progress, success, cost and timing of our clinical trials and other product development activities;

●	the therapeutic potential of our product candidates, and the indications for which we intend to develop our product candidates;

●	our ability to successfully manufacture our product candidates for clinical development and, if approved, for commercialization, and the timing and costs of such manufacture;

●	the potential of our cell therapy platform;

●	our ability to obtain additional capital to fund our operations;

●

our expectations and plans regarding existing and potential future collaborations with third parties such as pharmaceutical and biotechnology companies, government agencies, academic laboratories, and research institutes for the discovery, development, and/or commercialization of novel cell therapy products;

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●	the size and growth of the potential markets for our product candidates and our ability to serve those markets;

●	the potential scope and value of our intellectual property rights; and

●	the effects on our operations of the Israel-Hamas war, other geopolitical conflicts, political and economic instability, public health emergencies and macroeconomic conditions.

You should refer to the “Risk Factors” section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby, if any, for working capital and general corporate purposes, including research and development expenses and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in businesses and products or product candidates, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending the use of net proceeds, we plan to invest the net proceeds in short-term interest-bearing investment-grade securities, certificates of deposit or government securities.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the terms of our capital stock and certain provisions of: (i) our Restated Articles of Incorporation, as amended (as amended by the Certificate of Ownership, the “Articles”); (ii) our Amended and Restated Bylaws (the “Bylaws”); and (iii) applicable California law. Because it is only a summary, it does not contain all the information that may be important to you and it is qualified in its entirety by, and should be read in conjunction with, the Articles and the Bylaws, each of which are filed as exhibits to the registration statement of which this prospectus forms a part, and applicable California law.

Authorized Capital Stock

We are authorized to issue an aggregate of 452,000,000 shares of capital stock consisting of 450,000,000 common shares and 2,000,000 preferred shares.

Common Shares

Voting Rights

Each holder of common shares is entitled to one vote for each common share held on every matter properly submitted to the shareholders for their vote; provided that such holders may have cumulative voting rights in the election of directors if the candidates’ names have been placed in nomination prior to commencement of the voting and the shareholder has given notice prior to commencement of the voting of the shareholder’s intention to cumulate votes.

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Dividend Rights

Subject to any preferential rights or preferences of preferred shares outstanding, if any, holders of the common shares are entitled to any dividend declared by our board of directors out of funds legally available for that purpose.

Liquidation Rights

Subject to any preferential rights or preferences of holders of preferred shares outstanding, if any, holders of the common shares are entitled to receive on a pro rata basis all of our remaining assets available for distribution to the holders of the common shares in the event of the liquidation, dissolution, or winding up of our operations.

No Preemptive or Similar Rights.

Holders of the common shares do not have any preemptive rights to become subscribers or purchasers of additional shares of any class of our capital stock. There are no redemption or sinking fund provisions applicable to the common shares.

Rights of Preferred Shares May be Senior to Common Shares.

Any series of preferred shares authorized by our board of directors may be senior to and have greater rights and preferences than the common shares and may have restrictions on our repurchase or redemption of shares.

Preferred Shares

Our board of directors is authorized, without further action of the shareholders, to issue up to 2,000,000 preferred shares in one or more series, at any time, and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon the preferred shares as a class or upon any wholly unissued series of preferred shares. Our board of directors may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of preferred shares subsequent to the issue of shares of that series.

Our board of directors may authorize the issuance of preferred shares with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common shares. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our common shares and may adversely affect the market price of our common shares and the voting and other rights of the holders of common shares.

Anti-takeover Provisions of the Articles, Bylaws and California Law

Provisions of the Articles and Bylaws may delay or discourage transactions involving an actual or potential change in control of our company or change in its management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that its shareholders might otherwise deem to be in their best interests. Among other things, the Articles and Bylaws:

●

provide that, except for a vacancy caused by the removal of a director by the shareholders or by court order, a vacancy on the board of directors may be filled by approval of a majority of the remaining directors, though less than a quorum, or by a sole remaining director;

●

provide that shareholders seeking to present proposals before a meeting of shareholders or to nominate candidates for election as directors at a meeting of shareholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of such notice;

●

authorize the board of directors to issue preferred shares in series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights and the extent of the preferences of the shares of any series with respect to dividends and other matters); and

●

provide that, at a meeting of shareholders at which directors are to be elected, no shareholder shall be entitled to cumulate votes unless the candidates’ names have been placed in nomination prior to commencement of the voting and the shareholder has given notice prior to commencement of the voting of the shareholder’s intention to cumulate vote.

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In addition, as a California corporation, we are subject to the provisions of Section 1203 of the California General Corporation Law, which requires us to provide a fairness opinion to our shareholders in connection with their consideration of any proposed “interested party” reorganization transaction.

Exchange Listing

Our common shares are listed on the NYSE American and on the TASE under the symbol “LCTX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Equiniti Trust Company, LLC.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (“Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” (“OID”), for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

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●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

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if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

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●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common shares or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our common shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than any subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

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if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

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If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

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the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

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●

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

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Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

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All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common shares, preferred shares or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common shares, preferred shares or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, as well as any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that list the terms of the warrants.

General

In the applicable prospectus supplement, we will describe the terms of the series of warrants being offered, including, to the extent applicable:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased on such exercise;

●

in the case of warrants to purchase common shares or preferred shares, the number of common shares or preferred shares, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased on such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	the terms of any rights to force the exercise of the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

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●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of material or special U.S. federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

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in the case of warrants to purchase common shares or preferred shares, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any; or

●

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable on exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants or of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant or warrant certificate, as applicable, for the remaining number of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

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LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

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●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, the DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.

We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

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an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●

an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

●

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

●

the depositary may, and we understand that the DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

●	Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

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if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities covered hereby from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

●	on or through the facilities of the NYSE American or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

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●	to or through a market maker other than on the NYSE American or such other securities exchanges or quotation or trading services.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents, if any;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by an over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

If we sell securities directly or through agents, we will name any agent involved in the offering and sale of securities, and we will describe any commissions and other compensation we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to the offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common shares, will be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities. There is currently no market for any of the offered securities, other than our common shares which are listed on the NYSE American. We have no current plans for listing of our preferred shares, debt securities or warrants on any securities exchange or quotation system; any such listing with respect to any particular preferred shares, debt securities or warrants will be described in the applicable prospectus supplement or other offering materials, as the case may be.

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Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Rule 103 of Regulation M. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any agents and underwriters who are qualified market makers on the NYSE American may engage in passive market making transactions in the securities on the NYSE American in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Sheppard Mullin Richter & Hampton, LLP, San Diego, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

WithumSmith+Brown, PC, our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on WithumSmith+Brown, PC’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. Neither we nor any agent, underwriter or dealer has authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including our company. The address of the SEC website is www.sec.gov.

We maintain a website at www.lineagecell.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference into this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus the information or documents listed below (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K ) that we have filed with the SEC (File No. 001-12830):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 7, 2024 (the “Annual Report”), including all material incorporated by reference therein;

●	our Current Reports on Form 8-K filed with the SEC on February 6, 2024 and February 15, 2024; and

●

the description of our common shares contained in our Registration Statement on Form 8-A, filed with SEC on October 26, 2009, including any amendment or report filed for the purpose of updating such description, including the description of our common stock in Exhibit 4.2 of the Annual Report.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished with such reports related to such items, and other portions of documents that are furnished, but not filed, pursuant to applicable rules promulgated by the SEC) that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, and (ii) after the date of this prospectus but prior to the termination of all offerings covered by this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Lineage Cell Therapeutics, Inc., Attn: Secretary, 2173 Salk Avenue, Suite 200, Carlsbad, California 92008; telephone: (442) 287-8990. You may also access these documents on our website at www.lineagecell.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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Up to 39,473,688 Common Shares

Common Warrants to Purchase up to 39,473,688 Common Shares

Placement Agent Warrants to Purchase up to 1,973,684 Common Shares

Up to 41,447,372 Common Shares underlying such Common Warrants and Placement Agent Warrants

Prospectus Supplement

H.C. Wainwright & Co.

The date of this prospectus supplement is November 19, 2024